UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2006

SUMMIT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-11986	75-1694807

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

3880 Hulen Street, Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 336-6817

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On October 26, 2006, Summit Bancshares, Inc. issued a press release announcing that at a special meeting of shareholders held October 24, 2006, its shareholders approved and adopted the previously announced Agreement and Plan of Merger, dated July 2, 2006, between Cullen/Frost Bankers, Inc. and the Company.  The closing of the merger, which has been approved by all applicable regulatory authorities, is expected to occur on December 8, 2006.  Pursuant to the terms of the merger agreement, Summit shareholders will receive at their election but subject to proration and adjustment, cash or Cullen/Frost common stock, in either case having a value equal to $11.4996 plus the product of 0.29333 and the average closing price of Cullen/Frost common shares for the five trading days immediately prior to completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT BANCSHARES, INC.

DATE: October 27, 2006	By:	/s/ Bob G. Scott

Bob G. Scott, Chief Operating Officer